SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                              __________________

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  May 14, 1999
                                                       -------------------
                              MB FINANCIAL, INC.
                          ---------------------------
              (Exact Name of Registrant as Specified in Charter)
                                   Delaware
                (State or Other Jurisdiction or Incorporation)

                                    0-24566
                           (Commission File Number)

                                  36-3895923
                     (IRS Employer Identification Number)

                           1200 North Ashland Avenue
                           Chicago, Illinois  60622
                   (Address of Principal Executive Offices)
                                (773) 278-4040
             (Registrant's telephone number; including area code)

Item 5.  Other Events

      Manufacturers Bank is filing this Current Report on Form 8-K to incorporate by reference herein the Consolidated Financial Statements of Coal City Corporation and Subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

     99 Consolidated Financial Statements of Coal City Corporation and Subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.
Date:  May 5, 1999
BY        /s/ Mitchell Feiger
     ----------------------------



Mitchell Feiger, President and
Chief Executive Officer



                                   CONTENTS


INDEPENDENT AUDITOR'S REPORT                                             1

FINANCIAL STATEMENTS

Consolidated balance sheets                                              2

Consolidated statements of income                                        3

Consolidated statements of changes in stockholders' equity               4

Consolidated statements of cash flows                              5 and 6

Notes to consolidated financial statements                           7 -32

                         Independent Auditor's Report


To the Board of Directors and Stockholders
Coal City Corporation and Subsidiaries
Chicago, Illinois


We have audited the accompanying consolidated balance sheets of Coal City Corporation and Subsidiaries, as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Coal City Corporation and Subsidiaries, as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1998 in conformity with generally accepted accounting principles.


                                   /s/ McGladrey & Pullen, LLP


Mokena, Illinois
February 9, 1999



CONSOLIDATED BALANCE SHEETS
December 31, 1998 and 1997
(Amounts in Thousands)



                                                           1998       1997
                                                        --------   --------
ASSETS
Cash and due from banks                                  $23,669    $36,302
Investment securities:
 Securities available for sale                           212,020    136,685
 Securities held to maturity (fair value of $11,529
  at December 31, 1998, $5,679 at December 31, 1997)      11,142      5,242
Stock in Federal Home Loan Bank                            2,614        615
Federal funds sold                                        20,350     37,400
Loans (net  of allowance for loan losses of $6,344
 at December 31, 1998, $7,922 at December 31, 1997)      542,009    519,399
Lease investments, net                                    21,931     22,887
Premises and equipment, net                               11,483     11,045
Other assets                                               8,380     10,703
Intangibles, net                                          18,293     22,418
                                                        --------   --------
          Total assets                                 $ 871,891  $ 802,696
                                                        ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Deposits:
    Noninterest bearing                                 $128,218  $ 131,064
    Interest bearing                                     517,443    552,996
                                                        --------   --------
          Total deposits                                 645,661    684,060
  Short-term borrowings                                  130,521     18,013
  Long-term borrowings                                    12,034     22,415
  Other liabilities                                       11,815     12,261
                                                        --------   --------
          Total liabilities                              800,031    736,749

Minority Interest in Subsidiary                               -       3,421
                                                        --------   --------
Corporation Obligated Mandatorily Redeemable
 Preferred Securities of Subsidiary Trust
 Holding Solely Junior Subordinated Debentures               -       10,000
                                                        --------   --------
Corporation Obligated Mandatorily Redeemable
 Capital Securities of Subsidiary Trust Holding
 Solely Junior Subordinated Debentures                    25,000          -
                                                        --------   --------
Stockholders' Equity
  Preferred stock, Class B, $150,000 par value;
    authorized 100 shares; issued December 31,
    1997 68 shares                                            -     10,200
  Common stock, no par value, $10 stated value;
    authorized 200,000 shares; issued December 31,
    1998 48,957 shares; December 31, 1997 49,707 shares      490        497
  Additional paid-in capital                              23,794     24,446
  Retained earnings                                       22,232     17,062



  Accumulated comprehensive income                           344        321
                                                        --------   --------
          Total stockholders' equity                      46,860     52,526
                                                        --------   --------
          Total liabilities and stockholders' equity    $871,891   $802,696
                                                        ========   ========

See Notes to Consolidated Financial Statements.



 CONSOLIDATED STATEMENTS OF INCOME
 Years Ended December 31, 1998, 1997 and 1996
 (Amounts in Thousands Except Earnings Per Common Share)


                                                   1998      1997        1996


Interest income:
  Loans                                         $ 44,929  $ 41,313    $ 30,107
  Investment securities:
    Taxable                                       11,787     8,527       7,941
    Nontaxable                                       305       433         673
  Federal funds sold                                 611     1,413         809
                                                --------  --------    --------
          Total interest income                   57,632    51,686      39,530
                                                --------  --------    --------
Interest expense on:
  Deposits                                        22,319    21,617      16,529
  Short-term borrowings                            5,118     1,353         669
  Long-term borrowings                             2,389     2,202         982
                                                --------  --------    --------
          Total interest expense                  29,826    25,172      18,180
                                                --------  --------    --------
          Net interest income                     27,806    26,514      21,350

Provision for loan losses                            750       971         572
                                                --------  --------    --------
          Net interest income after provision
               for loan losses                    27,056    25,543      20,778
                                                --------  --------    --------
Other income:
  Service fees                                     3,548     3,085       2,076
  Lease financing, net                             1,418     1,172         395
  Net gains on sale of securities available
    for sale                                         167       138          75
  Gain on sale of Coal City National Bank          4,099        -           -
  Other                                              708       540         393
                                                --------  --------    --------
                                                   9,940     4,935       2,939
                                                --------  --------    --------
Other expenses:
  Salaries and employee benefits                  12,954    11,556       8,667
  Occupancy and equipment expense                  3,773     2,934       2,167
  Amortization expense                             3,254     3,321       2,021
  Other                                            7,056     6,384       4,013
                                                --------  --------    --------
                                                  27,037    24,195      16,868
                                                --------  --------    --------
          Income before income taxes and
            minority interest                      9,959     6,283       6,849

Income taxes                                       3,605     2,402       2,576
                                                --------  --------    --------
          Income before minority interest          6,354     3,881       4,273

Minority interest                                   (99)     (432)       (636)



                                                --------  --------    --------
          Net income                               6,255     3,449       3,637

Preferred stock dividend                           1,085       276           -
                                                --------  --------     --------
          Net income available to
           common stockholders                   $ 5,170   $ 3,173     $ 3,637
                                                 ========  ========    ========
Earnings per common share:
  Basic earnings per common share               $ 105.47   $ 63.83     $ 73.28

  Diluted earnings per common share             $ 104.50   $ 63.83      $73.28

See Notes to Consolidated Financial Statements.



  CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
  Years Ended December 31, 1998, 1997 and 1996
  (Amounts In Thousands Except for Shares Information)
                                                 Additional           Accumulated
                               Preferred   Common  Paid-In  Retained Comprehensive
                                  Stock    Stock   Capital  Earnings     Income     T
                                -------- --------  --------  --------   --------  ---
  Balance, December 31, 1995      $ -      $ 505  $ 24,740   $ 10,490     $ 891  $ 36

    Issuance of 405 shares of
      common stock                  -          4       307       -           -
    Purchase  and retirement of 1,067
      shares of common stock        -       (11)     (523)     (338)         -      (
    Comprehensive income:
      Net income                    -        -         -       3,637         -      3
      Other comprehensive income:
       Unrealized securities losses
         arising during the
         year, net of taxes
         of $279                    -        -         -         -        (526)     (
        Reclassification adjustments
         for gains on sale of
         investments included in net
         income, net of tax of $25  -        -         -         -         (50)
      Comprehensive income                                                          3
                                -------- --------  --------  --------   -------- ----
  Balance, December 31, 1996        -        498    24,524    13,789        315    39

    Issuance of 140 shares of
      common stock                  -          1       114        -         -
    Issuance of 68 shares of
      preferred stock            10,200      -         -         -          -      10
    Purchase  and retirement of
      232 shares of common stock    -        (2)     (192)       -          -       (
    Minority interest effect of premium
      received over book value for
      interest in Peterson Bank     -        -         -         100        -
    Dividends paid on preferred
      stock                         -        -         -       (276)        -       (



    Comprehensive income:
      Net income                    -        -         -       3,449        -       3
      Other comprehensive income:
        Unrealized securities
          gains arising during
          the year, net of taxes
          of $50                    -        -         -          -          97
        Reclassification adjustments
          for gains on sale of
          investments included in
          net income, net of
          tax of $47                -        -         -         -         (91)

      Comprehensive income                                                          3
                                -------- --------  --------  --------   -------- ----
  Balance, December 31, 1997     10,200      497    24,446    17,062        321    52

    Purchase and retirement of
      68 shares of preferred
      stock                    (10,200)      -         -         -          -    (10,
    Purchase and retirement
      of 750 shares of
      common stock                  -        (7)     (652)       -                  (
    Dividends paid on
     preferred stock                -        -         -     (1,085)              (1,
    Comprehensive income:
      Net income                    -        -         -       6,255                6
      Unrealized securities
       gains arising during
       the year, net of taxes
       of $77                       -        -         -         -          133
      Reclassification adjustments
       for gains on sale of
       investments included in
       net income, net of tax
       of $57                        -       -         -         -        (110)     (

    Comprehensive income                                                            6
                                -------- --------  --------  --------   -------- ----
  Balance, December 31, 1998      $ -      $ 490  $ 23,794   $22,232      $ 344  $ 46
                                ======== ========  ========  ========   ======== ====




  See Notes to Consolidated Financial Statements.
  /TABLE

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 1998, 1997 and 1996
(Amounts in Thousands)

                                                1998      1997      1996


Cash Flows From Operating Activities
  Net income                                  $ 6,255   $ 3,449   $ 3,637
  Adjustments to reconcile net income to
    net cash provided by operating activities:
    Depreciation                                8,916     7,142     5,286
   (Gain) loss on disposal of premises and
     equipment and leased equipment             (356)       166        33
  (Gain) on sale of Coal City National Bank   (4,099)         -        -
  Amortization of intangibles                   3,254     3,320     2,192
  Provision for loan losses                       750       971       572
  Provision (credit) for deferred income taxes    158   (1,085)       263
  Bond (accretion), net                       (3,721)     (325)     (206)
  Securities (gains), net                       (167)     (131)      (75)
  (Gain) on sale of loans                       (139)        -          -
  Proceeds from sale of loans                   8,855        -          -
  Loans originated for sale                   (8,716)        -          -
  Minority interest in net income                  99       432       636
  Decrease in other assets                      2,389     1,329     1,434
  (Decrease) in other liabilities               (801)   (2,116)     (321)
                                             --------  --------  --------
          Net cash provided by operating
           activities                          12,677    13,152    13,451
                                             --------  --------  --------
Cash Flows From Investing Activities
  Proceeds from sales, maturities and
  calls of securities available for sale      255,006   110,772    86,987
  Proceeds from maturities and calls
   of securities held to maturity               1,549     5,834     5,761
  Purchase of securities available for sale  (341,905)  (94,382)  (31,564)
  Purchase of securities held to maturity      (7,553)     (395)     (841)
  Purchase of stock in Federal Home Loan Bank (1,999)         -         -
  Federal funds sold, net                     (2,450)   (16,600)   (9,601)
  Increase in loans, net of principal
    collections                              (41,209)   (13,518)  (48,997)
  Purchases of premises and equipment         (3,022)    (1,805)     (370)
  Proceeds from sales of premises and
    equipment and leased equipment              3,628       737       220
  Purchase of leased equipment                (10,003)   (9,835)  (14,620)
  Principal collected on lease investments        659      (264)      168
  Purchase of minority interests              (2,328)    (2,649)     (227)
  Proceeds from sale of Coal City National
    Bank, net of cash retained
    by Coal City National Bank                  5,481         -         -
  Purchase of U.S. Bancorp, Inc., net
    of cash acquired                                -   (15,800)         -
                                              --------  --------  --------
Net cash (used in) investing activities      (144,146)  (37,905) (13,084)
                                              --------  -------- --------
Cash Flows From Financing Activities
  Net increase (decrease) in noninterest



   bearing deposits                             3,153     5,981   (4,071)
  Net increase (decrease) in interest
    bearing deposits                           10,500   (1,065)       318
  Net increase in short-term borrowings       112,508     8,652     6,245
  Proceeds from long-term borrowings            7,667    15,179     6,942
  Principal paid on long-term borrowings     (18,048)   (8,802)    (4,788)
  Issuance of Corporation Obligated
    Mandatorily Redeemable Preferred
    Securities of Subsidiary Trust Holding
    Solely Junior Subordinated Debentures                10,000
   Redemption of Corporation Obligated
    Mandatorily Redeemable Preferred Securities
    of Subsidiary Trust Holding
    Solely Junior Subordinated Debentures    (10,000)
  Issuance of Corporation Obligated
   Mandatorily Redeemable Capital
   Securities of Subsidiary Trust Holding
   Solely Junior Subordinated Debentures       25,000
  Issuance of common stock                         -        115       311
  Purchase and retirement of common stock       (659)     (194)      (872)
  Purchase and retirement of preferred stock (10,200)
  Dividends paid on preferred stock           (1,085)     (276)
                                              --------  --------  --------
          Net cash provided by financing
            activities                        118,836    29,590     4,085
                                              --------  --------  --------

(continued)CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
Years Ended December 31, 1998, 1997 and 1996
(Amounts in Thousands)

                                                1998      1997      1996

          Net increase (decrease) in cash
           and due from banks               $(12,633)   $ 4,837   $ 4,452

Cash and due from banks:
  Beginning                                    36,302    31,465    27,013
                                              --------  --------  --------
  Ending                                     $ 23,669  $ 36,302  $ 31,465
                                              ========  ======== ========

Supplemental Disclosures of Cash Flow Information
  Cash payments for:
    Interest paid to depositors              $ 22,363  $ 21,179  $ 16,320
    Other interest paid                         6,917     3,567     1,644
    Income taxes paid, net of refunds           4,310     2,037     2,495

Supplemental Schedule of Noncash Investing Activities
  Acquisition of U.S. Bancorp, Inc.
    Assets acquired:
      Securities available for sale                    $ 52,261
      Securities held to maturity                         1,099
      Stock in Federal Home Loan Bank                       615
      Loans, net                                        124,248
      Premises and equipment                              5,020
      Accrued interest and other assets                   6,155



      Core deposit intangibles                            5,654
      Excess of cost over fair value of
       net assets acquired                                8,637
                                                        -------
                                                        203,689
                                                        -------
    Liabilities Assumed:
      Noninterest bearing deposits                       28,405
      Interest bearing deposits                         141,022
      Other liabilities                                   8,262
                                                        -------
                                                        177,689
                                                        -------
Net assets acquired                                      26,000
Issuance of preferred stock                            (10,200)
                                                        -------
          Net cash payment                             $ 15,800
                                                       ========
Sale of Coal City National Bank
  Assets sold:
    Cash                                      $ 2,319
    Securities available for sale              15,418
    Securities held to maturity                   173
    Federal funds sold                         19,500
    Loans, net                                 17,573
    Premises and equipment, net                   696
    Other                                         317
                                              -------
                                               55,996
                                              -------
  Liabilities sold:
    Deposits                                   52,052
    Other                                         243
                                              -------
                                               52,295
                                              -------

          Net assets sold                     $ 3,701
                                              =======

          Cash received                       $ 7,800
                                              =======
Real estate acquired in settlement of losses    $ 276   $ 1,006
                                              =======   =======

See Notes to Consolidated Financial Statements.



COAL CITY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in Thousands)



Note 1.  Significant Accounting Policies

Coal City Corporation (Company) is a bank holding company providing financial and other banking services to customers primarily located in the Chicago/Northeastern Illinois area. The Company through its banking subsidiaries, Coal City National Bank (formerly known as Allied Bank/Coal City National) and Manufacturers Bank (Bank), makes loans to individuals as well as commercial entities. Specific loan terms vary as to interest rate, repayment and collateral requirements based on the type of loan requested and the credit worthiness of the prospective borrower.

Principles of consolidation: The consolidated financial statements include the accounts of Coal City Corporation and the following subsidiaries:

     Coal City National Bank -     100% owned subsidiary, sold January 28, 1998
     Manufacturers National Corporation -    100% owned subsidiary
     Manufacturers Bank -     100% owned subsidiary of Manufacturers National
                               Corporation
     Ashland Management Agency, Inc. -  100% owned subsidiary of Manufacturers
Bank
     MB 1200 - 100% owned subsidiary of Manufacturers Bank
     Manufacturers Deferred Exchange Corp. - 100% owned subsidiary of Manufacturers Bank

All material intercompany items and transactions have been eliminated in consolidation.

During the year ended December 31, 1997, Manufacturers Bank, Peterson Bank, U.S. Bank and U.S. Bancorp, Inc. were merged.

Comprehensive income: Financial Accounting Standards Board Statement No. 130, Reporting Comprehensive Income, establishes standards for the reporting and presentation of comprehensive income and its components. The Statement requires that items recognized as components of comprehensive income be reported in a financial statement. The Statement also requires that a company classify items of other comprehensive income by their nature in a financial statement, and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial position. Comprehensive income of the Company currently consists of unrealized gains and losses on securities available for sale. The Company adopted Statement No. 130 during the year ended December 31, 1998, and the effect of Statement No. 130 is reflected for all periods presented.

Basis of financial statement presentation:  The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry.  In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the year.  Actual results could differ from those estimates.  Areas involving the use of management's estimates



and assumptions, and which are more susceptible to change in the near term include the allowance for loan losses and the determination and carrying value of impaired loans.

Cash and cash equivalents: For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Bank, deposits, and federal funds purchased and sold and short-term borrowings are reported net.

Securities held to maturity: Debt securities for which the Bank has both the positive intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost. Amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives, is included in interest income.

Securities available for sale: Securities classified as available for sale are those debt securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors.

Securities available for sale are reported at fair value with unrealized gains or losses reported as accumulated comprehensive income, net of the related deferred tax effect. The amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives, are recognized in interest income. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

Loans held for sale: Loans held for sale are those loans the Company intends to sell in the foreseeable future. They are carried at the lower of aggregate cost or market value. Gains and losses on sales of loans are recognized at settlement dates and are determined by the difference between the sales proceed plus the value of the mortgage servicing rights compared to the carrying value of the loans. All sales are made without recourse. There were no loans held for sale at December 31, 1998 and 1997.

Loans: Loans are stated at the amount of unpaid principal reduced by the allowance for loan losses.

Loan origination and commitment fees and certain direct loan origination costs are deferred and the net amount amortized as an adjustment of the related loan's yield. The Bank is amortizing these amounts over the contractual life of the loan. Commitment fees based upon a percentage of a customer's unused line of credit and fees related to standby letters of credit are recognized over the commitment period.

Interest is accrued daily on the outstanding balances. For impaired loans, accrual of interest is discontinued on a loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Cash collections on impaired loans are credited to the loan balance, and no interest income is recognized on those loans until the principal balance has been determined to be collectible.



A loan is impaired when it is probable the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans, based on an evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant
changes in economic conditions.   In addition, regulatory agencies, as an
integral part of their examination process, periodically review the Bank's allowance for loan losses, and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

Lease investments: The Bank's investment in assets leased to others is reported as lease investments, net, using the direct finance and operating methods of accounting. Direct financing leases are stated at the sum of remaining minimum lease payments from lessees plus estimated residual values less unearned lease income. Unearned lease income on direct financing leases is recognized over the lives of the leases using the level-yield method. The investment in equipment in operating leases is stated at cost less depreciation using the straight-line method over a five-year life.

Premises and equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily by the straight-line method for buildings and primarily by the 200% declining balance method for all other assets over the following estimated useful lives:

                                                             Years
                 Land improvements                              20
                 Buildings                                   15-39
                 Leasehold and other improvements             5-20
                 Furniture and equipment                      3-15

Intangibles: In acquiring its subsidiaries, the portion of the purchase price which represents value assigned to the existing deposit base for which the annual interest and servicing costs are below market rates (core deposit intangibles) is being amortized by the declining balance method over three to nine years. The excess of cost over fair value of net assets acquired (goodwill) is being amortized on the straight-line method over fifteen to twenty years. The Company reviews its intangible assets annually to determine potential impairment by comparing the carrying value of the intangibles with
the anticipated future cash flows.Note 1.    Significant Accounting Policies
(Continued)



Income taxes: The Company and its subsidiaries file consolidated income tax returns.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings per common share: Basic earnings per common share is determined by dividing net income available to common stockholders and weighted average common shares outstanding. Diluted earnings per common share is determined by dividing net income available to common stockholders by weighted average common shares outstanding including additional shares that would have been outstanding if dilutive potential shares had been issued.

Weighted average common shares outstanding were 49,021, 49,713 and 49,628 for the years ended December 31, 1998, 1997 and 1996. Weighted average common shares outstanding including dilutive shares were 49,473, 49,713 and 49,628 for the years ended December 31, 1998, 1997 and 1996.

Accounting for transfers and servicing of financial assets and extinguishment of liabilities: Financial Accounting Standards Board Statement No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities (FAS 125), distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. A transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale to the extent that consideration other than beneficial interest in the transferred assets is received in exchange. FAS 125 also established standards on the initial recognition and measurement of servicing assets and other retained interest and servicing liabilities, and their subsequent measurement.

FAS 125 requires that debtors reclassify financial assets pledged as collateral and that secured parties recognize those assets and their obligation to return them in certain circumstances in which the secured party has taken control of those assets. In addition, FAS 125 requires that a liability be derecognized only if the debtor is relieved of its obligation through payment to the creditor or by being legally released from being the primary obligor under the liability either judicially or by the creditor.

FAS 125 was effective for transactions occurring after December 31, 1996, except for transactions relating to secured borrowings and collateral for which the effective date was December 31, 1997. On January 1, 1997, the Company adopted FAS 125 except as it relates to transactions involving secured borrowings and collateral which was adopted on January 1, 1998. The effect of adoption of this Statement was not material.

Derivatives:  In June 1998, the Financial Accounting Standards Board (FASB)
issued Statement  No. 133, Accounting for Derivative Instruments and Hedging
Activities (FAS 133).  FAS 133 requires companies to record derivatives on the balance sheet as assets or liabilities at fair value.  Depending on the use of the derivative and whether it qualifies for hedge accounting, gains or losses



resulting from changes in the values of those derivatives would either be recorded as a component of net income or as a change in stockholders' equity. The Company is required to adopt this new standard January 1, 2000. Management has not yet determined the impact of this standard.

Note 2.  Purchase of U.S. Bancorp, Inc.

On May 7, 1997, the Company, through its subsidiary, Manufacturers National Corporation, completed the purchase of 100% of U.S. Bancorp, Inc. for $40,210,000. The purchase price was paid through a series of transactions involving cash of $15,800,000, preferred stock of $10,200,000 and cash held by U.S. Bancorp, Inc. of $14,210,000. The acquisition was accounted for as a purchase with the results of operations of U.S. Bancorp, Inc. and Subsidiary subsequent to the effective date of the agreement, April 30, 1997, included in the consolidated financial statements. The excess of cost over the fair value
of net assets acquired (goodwill) was $8,637,000.   Goodwill is being amortized
over a twenty year period.

The unaudited pro forma results of operations, which follow, assume that the acquisition had occurred at January 1, 1996. In addition to combining the historical results of operations of the companies, the pro forma calculations include purchase accounting adjustments related to the acquisition and interest on borrowed funds. The pro forma calculations do not include any anticipated cost savings as a result of the acquisitions.

Unaudited pro forma consolidated results of operations for the years ending December 31, 1997 and 1996 are as follows:

                                                       1997        1996

Net interest income                                    $ 56,833    $ 55,234
Net income                                             $ 2,157     $ 2,818
Net income available to common stockholders            $ 1,290     $ 1,951

Basic earnings per common share                        $ 25.94     $ 39.32
Diluted earnings per common share                      $ 25.94     $ 39.32


The pro forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had the acquisition actually been made at the beginning of the respective periods, or of results which may occur in the future.

Note 3.  Restrictions on Cash and Due From Banks

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits. The total of those reserve balances was approximately $1,147,000 and $11,770,000 at December 31, 1998 and 1997, respectively.

Note 4.  Intangibles

Intangibles consist of the following as of December 31:

                                                      1998
                                         Core Deposit Goodwill       Total

Cost                                     $ 13,418     $ 17,039     $ 30,457
Accumulated amortization                     8,816       3,348       12,164
                                          --------    --------     --------
                                         $   4,602    $ 13,691     $ 18,293
                                          ========    ========     ========
                                                      1997
                                         Core Deposit Goodwill       Total

Cost                                     $ 13,418     $ 18,032     $ 31,450
Accumulated amortization                     6,515       2,517        9,032
                                         --------     --------     --------
                                         $  6,903     $ 15,515     $ 22,418
                                         ========     ========     ========
The amount of goodwill recognized decreased by $993,000 during the year ended December 31, 1998 due to negative goodwill of $818,000 being recognized on the purchase of the minority interests in Manufacturers National Corporation and a reduction of goodwill of $175,000 related to Coal City National Bank which was sold January 28, 1998.

The cost of the core deposit intangible increased by $5,654,000 during the year ended December 31, 1997 as a result of the U.S. Bancorp, Inc. acquisition. Goodwill increased by $7,898,000 during the year ended December 31, 1997 due to goodwill of $8,637,000 being recorded in the acquisition of U.S. Bancorp, Inc., net of negative goodwill of $739,000 being recognized on the purchase of the minority interests in Manufacturers National Corporation.

The amount included in deferred tax liabilities which pertains to the core deposit intangible is approximately $1,611,000 and $2,347,000 at December 31, 1998 and 1997, respectively.

Note 5.  Investment Securities

Carrying amounts and fair values of securities available for sale are summarized as follows:

                                                  Gross     Gross
                                        Amortized UnrealizedUnrealized Fair
AVAILABLE FOR SALE                        Cost      Gains    Losses      Value

December 31, 1998

U.S. Treasury securities                $ 128,630 $  182    $  (64)  $128,748
U.S. government agencies and corporations  80,089    473      (151)     80,411
Mortgage-backed securities                2,779       82         -       2,861
                                        --------- -------   -------- --------
Totals                                  $ 211,498 $  737    $ (215)  $212,020
                                        ========= =======   ======== ========

December 31, 1997:

U.S. Treasury securities                $ 119,160 $  311    $ (91)   $119,380
U.S. government agencies and corporations  9,971     145        -       10,116
Mortgage-backed securities               7,022       167        -        7,189
                                        --------- -------   -------- --------
Totals                                  $ 136,153 $  623    $ (91)   $  136,685
                                        ========= =======   ======== ========



Gross realized gains and losses from the sale of securities available for sale are as follows:

                                                  For the Years Ended December
                                                   1998      1997     1996

Realized gains                                    $  169    $  138   $     114
Realized (losses)                                    (2)        -          (39)
                                                  -------   -------  --------
Net gains                                         $  167    $  138   $      75
                                                  =======   =======  ========

Carrying amounts and fair values of securities being held to maturity are summarized as follows:

                                                    Gross     Gross
                                        Amortized UnrealizedUnrealized  Fair
HELD TO MATURITY                           Cost    Gains     Losses      Value

December 31, 1998

States and political subdivisions       $ 5,524   $  391    $  (3)    $  5,912
Mortgage-backed securities               4,651         4       (7)       4,648
Other securities                           967         2                   969
                                        -------   -------   -------    -------
                                        $11,142   $  397    $ (10)    $ 11,529
                                        =======   =======   =======     =======
December 31, 1997:

States and political subdivisions       $ 4,423   $  437    $         $  4,860
Other securities                           819                             819
                                        -------   -------   -------    -------
Totals                                  $ 5,242   $  437    $         $  5,679
                                        =======   =======   =======     =======
The amortized cost and fair value of securities, as of December 31, 1998, by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are not included in the maturity categories in the following maturity summary.

                                                  December 31, 1998
                                        Available for Sale   Held to Maturity
                                        Amortized   Fair     Amortized  Fair
                                        Cost      Value     Cost      Value

Due in one year or less                 $124,622  $124,678  $  438    $    442
Due after one year through five years    84,097    84,481     5,061      5,442
Due after five years through ten years                         728         734
Due after ten years                                            264         263
Mortgage-backed securities                2,779     2,861    4,651       4,648
                                        --------  --------  --------   --------
Totals                                  $211,498  $212,020  $ 11,142  $  11,529
                                        ========  ========  ========   ========
Securities with carrying amounts as follows were pledged as collateral on public deposits and for other purposes as required or permitted by law:

                                                           December 31,
                                                         1998       1997

Available for sale                                      $ 65,404   $ 55,705
Held to maturity                                                      2,306

The Company, as a member of the Federal Home Loan Bank System, is required to maintain an investment in capital stock of the Federal Home Loan Bank in an amount equal to 1% of its certain home loans. No ready market exists for the stock, and it has no quoted market value. The stock is redeemable at par, therefore, market value equals cost.

Note 6.  Loans

Loans consist of:

                                                            December 31,
                                                          1998       1997

Commercial                                               $ 211,395  $  197,668
Commercial real estate                                     226,455     162,487
Residential real estate                                     54,741      94,587
Real estate construction                                    21,059      37,079
Installment and other                                       34,703      35,500
                                                          --------    --------
                                                           548,353     527,321
Allowance for loan losses                                  (6,344)     (7,922)
                                                          --------    --------
Loans, net                                               $ 542,009  $  519,399
                                                          ========    ========
Loans are made to individuals as well as commercial and tax exempt entities. Specific loan terms vary as to interest rate, repayment and collateral requirements based on the type of loan requested and the credit worthiness of the prospective borrower. Credit risk tends to be geographically concentrated in that the majority of the loan customers are located in the market serviced by the Bank. At December 31, 1998 and 1997, commercial loans included $89,301,000 and $85,658,000, respectively, of loans which were collateralized by assignment of leases primarily for computers and related equipment.

Information about impaired loans as of and for the year ended December 31, 1998 is as follows:

Loans for which there is a related allowance for credit losses     $     2,263
Other impaired loans

Total impaired loans                                               $     2,263

Average monthly balance of impaired loans                          $       290
Related allowance for credit losses                                $       350
Interest income recognized on impaired loans                       $       114

There were no impaired loans during the year ended December 31, 1997.

Activity in the allowance for loan losses was as follows:

                                                Years Ended December 31,
                                                 1998      1997      1996




Balance, beginning                              $  7,922  $  4,692  $    4,134
Decreases resulting from sale
of subsidiary                                      (399)
Provision charged to operations                      750       971         572
Amounts charged off                              (2,090)     (343)        (29)
Recoveries of amounts charged off                    161        28          15
Addition resulting from  purchase
of U.S. Bancorp, Inc.                                        2,574
                                                --------  --------    --------
Balance, ending                                 $  6,344  $  7,922  $    4,692
                                                ========  ========    ========
Loans outstanding to bank executive officers and directors, including companies in which they have management control or beneficial ownership, at December 31, 1998 and 1997, were approximately $5,483,000 and $8,702,000, respectively. In the opinion of management, these loans have similar terms to other customer loans. An analysis of the activity related to these loans for the year ended December 31, 1998 is as follows:

Balance, beginning                                                 $   8,702
Additions                                                              4,475
Principal payments and other reductions                              (7,694)
                                                                   ---------
Balance, ending                                                    $   5,483
                                                                   =========
Note 7.  Lease Investments

Lease investments by categories follow:
                                                             December 31,
                                                          1998       1997
Direct financing leases:
Minimum lease payments receivable                        $    627   $    1,237
Estimated residual value                                      338          450
Less unearned lease income                                   (40)        (117)
                                                         --------     --------
                                                              925        1,570
                                                         --------     --------
Operating leases:
Equipment, at cost                                         35,070       29,678
Less accumulated depreciation                             (14,064)      (8,361)
                                                         --------     --------
                                                           21,006       21,317
                                                         --------     --------
Lease investments, net                                   $ 21,931   $   22,887
                                                         ========     ========
The minimum lease payments receivable for direct financing leases and operating leases are due as follows for the years ending December 31:

 Year                                                    Direct
                                                         Financing    Operating

1999                                                     $    389   $    7,432
2000                                                          238        6,272
2001                                                                     3,566
2002                                                                     1,012
2003                                                                       110
                                                         --------     --------



                                                         $    627   $   18,392
                                                         ========     ========
Income from lease investments, is composed of:

                                                Years Ended December 31,
                                                 1998       1997     1996

Rental income on operating leases               $  8,051   $ 6,916  $    4,730
Income from lease payments on direct
  financing leases                                    77        46          39
Gain on sale of leased equipment                     389
                                                ---------  --------    --------
Income on lease investments, gross                 8,517     6,962       4,769
Less:
Depreciation on operating leases                 (7,099)    (5,790)     (4,374)
                                                --------   --------   --------
Income from lease investments, net              $  1,418   $ 1,172  $      395
                                                ========   ========   ========
Note 8.  Premises and Equipment

Premises and equipment consist of:

                                                             December 31,
                                                           1998       1997

Land and land improvements                                $  2,800   $   2,975
Buildings and improvements                                   6,531       6,843
Furniture and equipment                                      5,830       4,582
                                                          --------    --------
                                                            15,161      14,400
Accumulated depreciation                                   (3,678)      (3,355)
                                                          --------    --------
Premises and equipment, net                               $ 11,483   $  11,045
                                                          ========    ========
Depreciation on premises and equipment totaled $1,817,000, $1,352,000 and $912,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

Note 9.  Deposits

The composition of deposits is as follows:
                                                             December 31,
                                                           1998       1997

Demand deposits, noninterest bearing                      $128,218   $131,064
NOW and money market accounts                              142,703     166,390
Savings deposits                                            82,438      96,266
Time certificates, $100,000 or more                        116,332     143,705
Other time certificates                                    175,970     146,635
                                                          --------    --------
Total                                                     $645,661   $684,060
                                                          ========    ========
At December 31, 1998, the scheduled maturities of time certificates are as follows:

 1999                                                     $263,290
 2000                                                       24,783
 2001                                                        4,083



 2002                                                          146
                                                          --------
                                                          $292,302
                                                          ========
Note 10.  Short-Term Borrowings

Short-term borrowings consisted of:
                                                             December 31,
                                                           1998       1997

Securities sold under agreement to repurchase             $127,288   $12,385
U.S. Treasury demand notes                                   3,233       5,628
                                                          --------    --------
                                                          $130,521   $  18,013
                                                          ========    ========

Information concerning short-term borrowings is summarized as follows:

                                                            December 31,
                                                           1998       1997
Securities sold under agreement to repurchase:
  Average balance during the year                         $ 91,180   $  11,929
  Average interest rate during the year                      5.09%       6.15%
  Maximum month-end balance during the year                179,023      53,681
  U.S. Treasury securities underlying the agreements at
     carrying value (fair value) at December 31, 1998       98,531

U.S. Treasury demand notes:
  Average balance during the year                         $  3,056   $   2,487
  Average interest rate during the year                      5.04%       4.87%
  Maximum month-end balance during the year                  6,150       6,863
  U.S. Treasury securities underlying the agreements at
    carrying value (fair value) at December 31, 1998         8,087       7,994

Note 11.  Long-Term Borrowings

At December 31, 1998 and 1997, the Company has a secured revolving note payable to LaSalle National Bank with an outstanding balance of $3,250,000 and $9,000,000, respectively. The note bears interest at a rate equal to the adjusted LIBOR rate, 7.06% at December 31, 1998. The note requires quarterly payments of interest only on the outstanding balance through June 1, 1999 at which time the revolving feature of the note shall cease and the unpaid principal amount shall convert to an installment note with quarterly payments due, including interest at the adjusted LIBOR rate, through June 1, 2007.

At December 31, 1998 and 1997, the Company has an unsecured revolving note payable to LaSalle National Bank with an outstanding balance of $250,000 and $4,500,000, respectively. The note bears interest at the bank's prime rate, 7.75% at December 31, 1998, and requires payments of interest only on the outstanding balance through June 1, 1999 at which time the revolving feature of the note shall cease and the unpaid principal amount shall convert to an installment note with quarterly payments due, including interest at the bank's prime rate, through June 1, 2007.

The Company also has notes payable to banks totaling $8,534,000 and $8,915,000 at December 31, 1998 and 1997 which accrue interest at rates ranging from 6.35%
to 8.65% and require aggregate monthly payments of $286,908, including interest



at various dates through August 2003. Equipment included in lease investments with a December 31, 1998 and 1997, depreciated cost of $10,248,000 and $11,179,000, respectively, is pledged as collateral on these notes.

The principal payments are due as follows during the years ending December 31:

                                                          Amount
1999                                                      $  3,030
2000                                                         3,456
2001                                                         2,259
2002                                                           977
2003                                                           540
Thereafter                                                   1,772
                                                          --------
                                                          $ 12,034
                                                          ========

Note 12.  Employee Benefit Plans

The Company has a defined contribution 401(k) plan which covers all full-time employees of the Bank who have completed three months of service prior to the first day of each month. The Company's contributions consist of a discretionary profit-sharing contribution and a discretionary matching contribution of the amounts contributed by the participants. The Company's contributions are determined by the Board of Directors on an annual basis. During 1998, the Company contributed on behalf of each participant a matching contribution equal to 50% of each participant's contribution up to a maximum of 4% of their compensation along with a profit sharing contribution of 4% of total compensation. Each participant may also contribute up to fifteen percent of their compensation on a pretax basis. The Company's contributions to the plan, for the years ended December 31, 1998, 1997 and 1996, were $635,000, $441,000 and $387,000, respectively.

A supplemental/nonqualified retirement plan covers employees who hold the position of vice president or higher. Contributions to the plan were $60,000, $64,000 and $50,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

A noncontributory profit sharing plan covered substantially all full-time employees of U.S. Bancorp, Inc., which was merged with Manufacturers Bank in 1997. The employer contribution was determined by the Board of Directors. The expense related to the plan, for the year ended December 31, 1997, was $150,000.

Note 13.  Income Taxes

The deferred taxes consist of:

                                                             December 31,
                                                           1998       1997
Deferred tax assets:
Allowance for loan losses                                 $  1,760   $   1,946
Other items                                                    276         229
                                                          --------    --------
                                                             2,036       2,175
                                                          --------    --------
Securities discount accretion                                (692)        (96)



Securities available for sale                                (178)       (198)
Lease investments                                          (2,229)     (1,918)
Premises and equipment                                     (1,398)     (1,482)
Core deposit intangible                                    (1,611)     (2,347)
Other items                                                  (209)       (277)
                                                          --------    --------
                                                           (6,317)     (6,318)
                                                          --------    --------
Net deferred tax liability                                $ (4,281)  $  (4,143)
                                                          ========    ========

Income taxes consist of:

                                                  Years Ended December 31,
                                                 1998       1997      1996
Current expense:
Federal                                         $  3,351   $ 3,141   $   2,100
State                                                 96       346         213
                                                 -------   -------     -------
                                                   3,447     3,487       2,313
Deferred expense (benefit)                           158    (1,085)        263
                                                 -------   -------     -------
                                                $  3,605   $ 2,402   $   2,576
                                                 =======   =======     =======
The reconciliation between the statutory federal income tax rate and the effective tax rate on consolidated income follows:

                                                  Years Ended December 31,
                                                 1998       1997      1996

Income tax at statutory rate                    35.0   %   35.0  %   35.0    %
Increase (decrease) due to:
Graduated tax rates                             (0.9)      (1.0)     (1.0)
Tax exempt income                               (0.6)      (2.4)     (3.3)
Nondeductible interest expense                  0.1        0.3       0.4
State tax on income, net of federal
  income tax benefit                            0.6        3.6       1.9
Nondeductible amortization                      3.5        4.3       4.1
Nondeductible acquisition expense                          1.1
Other items, net                                (1.5)      (2.7)     0.5
                                                ------     ------    ------
Effective income tax rate                       36.2   %   38.2  %   37.6    %
                                                ======     ======    ======

Note 14.  Commitments and Contingent Liabilities

Financial instruments with off-balance-sheet risk: The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit which, to varying degrees, involve elements of credit risk in excess of the amount recognized in the balance sheets.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those



instruments. The Bank uses the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments.

A summary of the Bank's exposure to off-balance-sheet risk is as follows:

                                                             December 31,
                                                           1998       1997

Firm commitments to extend credit                         $126,332   $  91,825
Standby letters of credit                                   10,263      12,608

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of the credit, is based on management's credit evaluation of the party. Collateral held varies, but may include securities, accounts receivable, inventory, property and equipment, residential real estate and income producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

Concentrations of credit risk: The majority of the loans, commitments to extend credit, and standby letters of credit have been granted to customers in the Bank's market area. Investments in securities issued by state and political subdivisions also involve governmental entities within the Bank's market area. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers.

Contingencies: In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company's consolidated financial statements.

Note 15.  Regulatory Restrictions

The Company's primary source of cash is dividends from the Banks.

The Bank is subject to certain restrictions on the amount of dividends that they may declare without prior regulatory approval. The dividends declared cannot be in excess of the amount which would cause the Banks to fall below the minimum required for capital adequacy purposes. The Bank also has an internal policy that dividends declared will not be in excess of the amounts which would cause the Bank to fall below the minimum required to be categorized as well capitalized.

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital



requirements can initiate certain mandatory - and additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company's and Bank's assets, liabilities, and certain off-balance-sheet items are calculated under regulatory accounting practices. The Company's and Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes the Company and Bank meet all capital adequacy requirements to which they are subject as of December 31, 1998.

As of December 31, 1998, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain the total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the well capitalized column in the table below. There are no conditions or events since that notification that management believes have changed the Bank's categories.

The required and actual amounts and ratios for the Company and Manufacturers Bank are presented below. Information for Coal City National Bank is not presented as it is not considered a significant subsidiary.

                                                              To Be Well
                                                       Capitalized Under
                                                For Capital  Prompt Corrective
                                 Actual     Adequacy Purposes Action Provisions

                                 Amount  Ratio  Amount  Ratio  Amount    Ratio

As of December 31, 1998
Total capital (to risk-weighted assets):
  Consolidated                 $ 61,382 10.00 % $49,094 8.00%      N/A     N/A
  Manufacturers Bank             62,917  10.26  49,078   8.00  $61,347  10.00%
Tier 1 capital (to risk-weighted assets):
  Consolidated                   45,293  7.38   24,547   4.00     N/A      N/A
  Manufacturers Bank             56,574   9.22  24,539   4.00  36,808     6.00
Tier 1 capital (to average assets):
  Consolidated                   45,293   5.25  34,509   4.00     N/A      N/A
  Manufacturers Bank             56,574   6.57  34,454   4.00  43,068     5.00

As of December 31, 1997
Total capital (to risk-weighted assets):
  Consolidated                   57,176  10.00  45,727   8.00     N/A       N/A
  Manufacturers Bank             61,179  11.22  43,608   8.00  54,510    10.00

Tier 1 capital (to risk-weighted assets):
  Consolidated                   40,522  7.09   22,864   4.00     N/A      N/A
  Manufacturers Bank             54,414   9.98  21,804   4.00  32,706     6.00

Tier 1 capital (to average assets):



  Consolidated                   40,522   5.15  31,477   4.00     N/A      N/A
  Manufacturers Bank             54,414   7.48  29,109   4.00  36,387     5.00

Note 16.  Fair Value Information and Interest Rate Risk

Fair values of financial instruments are management's estimate of the values at which the instruments could be exchanged in a transaction between willing parties. These estimates are subjective and may vary significantly from amounts that would be realized in actual transactions. In addition, other significant assets are not considered financial assets including deferred tax assets, premises and equipment and intangibles. Further, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on the fair value estimates and have not been considered in any of the estimates.

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

Cash and short-term investments: The carrying amounts reported in the balance sheet for cash and due from banks and federal funds sold approximate their fair values.

Securities held to maturity and available for sale: Fair values for securities are based on quoted market prices, where available. If quoted prices are not available, fair values are based on quoted market prices of comparable instruments.

Stock in Federal Home Loan Bank: No ready market exists for the stock, and it has no quoted market value. The stock is redeemable at par, therefore, fair value equals cost.

Loans: Most commercial loans, and some real estate mortgage loans, are made on a variable rate basis. For those variable-rate loans that reprice frequently, and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed rate and all other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.

Deposit liabilities: The fair values disclosed for deposits with no defined maturities are equal to their carrying amounts, which represent the amount payable on demand. The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair value at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-term borrowings: The carrying amounts of federal funds purchased, borrowings under repurchase agreements and other short-term borrowings approximate their fair values.

Long-Term borrowings: The fair values of the Company's long-term borrowings (other than deposits) are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.



Corporation obligated mandatorily redeemable preferred and capital securities of subsidiary trust holding solely junior subordinated debentures: The fair values of these securities are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of securities.

Accrued interest payable and receivable: The carrying amounts of accrued interest approximate their fair values.

Off-balance-sheet instruments: Fair values for the Company's off-balance-sheet lending commitments (guarantees, letters of credit and commitments to extend credit) are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

The estimated fair value of financial instruments is as follows:

                                                December 31,
                                          1998                1997
                                      Carrying             Carrying
                                      Amount    Fair Value Amount   Fair Value
Financial Assets
 Cash and due from banks              $ 23,669  $ 23,669   $ 36,302  $  36,302
 Securities available for sale         212,020   212,020    136,685    136,685
 Securities held to maturity            11,142    11,529     5,242       5,679
 Stock in Federal Home
  Loan Bank                              2,614     2,614       615         615
Federal funds sold                      20,350    20,350    37,400      37,400
Loans                                  542,009   549,737    519,399    523,624
Accrued interest receivable              4,872     4,872     5,571       5,571

Financial Liabilities
 Deposits                              645,661   646,201    684,060    683,586
 Short-term borrowings                 130,521   130,521    18,013      18,013
 Long-term borrowings                   12,034    12,034    22,415      22,415
 Corporation obligated mandatorily
  redeemable preferred securities
  of subsidiary trust holding solely
  junior subordinated debentures                            10,000      10,000
 Corporation obligated mandatorily
  redeemable capital securities
  of subsidiary trust holding solely
  junior subordinated debentures        25,000    25,000
 Accrued interest payable                2,652     2,652     2,106       2,106

Off-balance-sheet instruments, loan
 commitments and standby
 letters of credit

The Company assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, the fair values of the Company's financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Company. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are more likely to prepay in a falling rate environment and less likely to prepay in a rising rate environment.



Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Company's overall interest rate risk.

Note 17.  Stock Option Plan

During 1995, the Company reserved 5,000 shares of common stock for issuance to key employees of the Company or any of its subsidiaries under a stock option plan approved by the Board of Directors and stockholders. Options granted may be either options which are intended to be incentive stock options ("incentive stock option") or options which are not intended to be incentive stock options ("non-statutory options"). Options granted under the Plan become fully vested four years after the date of grant and will expire not more than ten years from the date of the grant, and in the case of incentive stock options, the purchase price per share to be specified in each option will be not less than the fair market value of a share of the Company's common stock on the date the option is granted. Other pertinent information related to the plan is as follows:

                                                December 31,
                                          1998                1997
                                                Weighted              Weighted
                                                Average             Average
                                                Exercise              Exercise
                                      Shares    Price     Shares    Price
Outstanding at beginning of year           969  $    892       490  $      866
Granted                                    657     1,043       479         930
Exercised
Forfeited                                   33       930
                                       -------   -------   -------     -------
Outstanding at end of year               1,593  $    957       969  $      892
                                       =======   =======   =======     =======

Exercisable at end of year                 158  $    921        75  $      891
                                       =======   =======   =======      =======
Weighted average fair value per
option of options granted
during the year                       $ 506.91            $ 393.82
                                       =======             =======
Options Summary: The following table presents certain information with respect to stock options granted.

                                           Options Outstanding and Exercisable
                                                   Weighted        Weighted
                                                    Average         Average
                                           Number Remaining        Exercise
Range of Exercise Prices              Outstanding Contractual Life   Price

$865-$871                                     490          7.0     $  866
$930                                          479          8.0        930
$1,020                                        507          9.0      1,020
$1,080-$1,200                                 150         10.0      1,120

As permitted under generally accepted accounting principles, grants under the plan are accounted for following the provisions of APB Opinion No. 25 and its



related interpretations. Accordingly, no compensation cost has been recognized for grants made to date. Had compensation cost been determined based on the fair value method prescribed in FASB Statement No. 123, reported net income and earnings per common share would have been reduced to the pro forma amounts shown below:

                                                           December 31,
                                                 1998       1997         1996
Net income
As reported                                     $  6,255   $ 3,449  $    3,637
Pro forma                                          6,105     3,373       3,594
Basic earnings per common share
As reported                                     $ 105.47   $ 63.83  $    73.28
Pro forma                                         102.40     62.30       72.42
Diluted earnings per common share
As reported                                     $ 104.50   $ 63.83  $    73.28
Pro forma                                         101.46     62.30       72.42

In determining the pro forma amounts above, the value of each grant is estimated at the grant date using the binomial method, with the following weighted-average assumptions for each year presented: dividend rate of 0%, risk-free interest rate of 6.0%, expected life of 10 years and expected price volatility of 25%.

Note 18. Issuance of Preferred Trust Securities

In 1997, the Company established Coal City Capital Trust 1997-A, a Delaware Business Trust (Trust) and purchased a $309,300 interest in common trust securities of the Trust. The Trust then issued to Coal City Investors (CCI), an Illinois general partnership comprised of the eight directors of the Company $10.0 million in Corporation Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures along with an option to purchase 5,000 shares of the Company common stock at $1,000 per share. This option expired on July 7, 1997. In addition, a detachable warrant was issued to CCI allowing the warrant holders to purchase up to $10.0 million of the Company's common stock at an exercise price ranging from $1,600 to $3,218 per share over the next ten years.

The debentures require quarterly payments of interest only at a rate of 9.25% per annum. The principal portion of the debenture is due February 2027, but may be repaid on or after February 2004. The Company shall have the right at any time during the term to extend the interest payment period for up to 20 consecutive quarters, at the end of which period the Company shall pay all interest then accrued and unpaid together with interest thereon.

In July 1998, the Company redeemed the $10.0 million in Preferred Securities with proceeds from the issuance of Capital Securities and the detachable warrants were canceled.

Note 19.  Preferred Stock

During 1997, as part of the transaction to acquire U.S. Bancorp, Inc., the Company issued 68 shares of Class B preferred stock. The Class B preferred stock is not cumulative as to dividends which are payable semiannually at a rate of 8.5%. At the option of the Company, the preferred shares are redeemable at par value plus any unpaid accrued dividends.



The Class B preferred shares have a majority voting right provision which allows the holder to vote only upon certain events deemed adverse to the holder of the preferred stock, such as the failure of the Company to pay the required cash dividends, or when certain business combinations are being considered.

During 1998, the Company redeemed all 68 shares of Class B preferred stock at par value.

Note 20.  Sale of Coal City National Bank

On January 28, 1998, the Company sold all of the issued and outstanding shares of Coal City National Bank common stock for cash of $7,800,000. The net assets of Coal City National Bank at December 31, 1997 were approximately $3,662,000.

Note 21.  Issuance of Capital Securities

In July 1998, the Company issued $25.0 million in floating rate Corporation Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures (Capital Securities) through Coal City Capital Trust I (Trust), a statutory business trust and wholly owned subsidiary of the Company. The Capital Securities pay cumulative cash distributions quarterly at a rate per annum, reset quarterly, equal to the 3-month LIBOR plus 180 basis points. Proceeds from the sale of the Capital Securities were invested by the Trust in floating rate (3-month LIBOR plus 180 basis points) Junior Subordinated Deferrable Interest Debentures (Debentures) issued by the Company which represents all of the assets of the Trust. The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at the stated maturity in the year 2028 or their earlier redemption, in each case at a redemption price equal to the aggregate liquidation preference of the Capital Securities plus any accumulated and unpaid distributions thereon to the date of redemption. Prior redemption is permitted under certain circumstances.

Note 22.  Merger Agreement

On October 13, 1998 the Company and Avondale Financial Corporation (Avondale), the holding company for Avondale Federal Savings Bank, announced they had entered into a definitive agreement in connection with a merger of equals. At December 31, 1998, Avondale had consolidated assets of $498.9 million and total stockholders' equity of $38.1 million.

Under the terms of the agreement, the Company will be merged into Avondale and Avondale will be renamed MB Financial, Inc. Each share of Coal City Corporation common stock will be converted into 83.5 shares of MB Financial, Inc. common stock while each share of Avondale will be converted into 1 share of MB Financial, Inc. common stock. Stockholders of Coal City Corporation will own approximately 58.5% of the combined company, while stockholders of Avondale will own approximately 41.5%. Also in connection with the agreement, Avondale and the Company granted each other an option to acquire up to 19.9% of the outstanding common stock of the other upon the occurrence of certain events. The merger will be accounted for as a reverse acquisition, with Coal City Corporation being the accounting acquirer. The transaction is subject to regulatory approval, the approval of the stockholders of both Avondale and the Company and certain other conditions.

Note 23.  Condensed Parent Company Financial Information



The condensed financial statements of Coal City Corporation (parent company only) are presented below:

                                Balance Sheets

                                                             December 31,
                                                           1998      1997
Assets
Cash                                                      $    179  $      331
Investments in subsidiaries                                 65,942      68,353
Note receivable, subsidiary                                  7,500       7,500
Other assets                                                 1,788         238
                                                          --------    --------
Total assets                                              $ 75,409  $   76,422
                                                          ========    ========
Liabilities and Stockholders' Equity
Long-term borrowings                                      $  3,500  $   13,809
Liabilities, other                                              49          87
Stockholders' Equity                                        46,860      52,526
Corporation obligated mandatorily redeemable
 preferred securities at subsidiary trust
 holding solely junior subordinated debentures                          10,000
Corporation obligated mandatorily redeemable
 capital securities of subsidiary trust
 holding solely junior subordinated debentures              25,000
                                                          --------    --------
Total liabilities and stockholders' equity                $ 75,409  $   76,422
                                                          ========    ========
                             Statements of Income

                                                Years Ended December 31,
                                                 1998       1997     1996

Dividends from subsidiaries                     $  2,888   $ 2,283  $    1,491
Interest and other income                          4,660       370           6
Interest and other expense                        (1,902)   (1,804)       (741)
                                                 -------   -------     -------
Income before income tax expense (credits)
  and equity in undistributed net income
  of subsidiaries                                  5,646       849         756

Income tax expense (credits)                         870     (596)        (214)
                                                 -------   -------     -------
Income before equity in undistributed net
    income of subsidiaries                         4,776     1,445         970
Equity in undistributed net income of subsidiaries  1,479    2,004       2,667
                                                 -------   -------     -------
Net income                                      $  6,255   $ 3,449  $    3,637
                                                 =======   =======     =======

                           Statements of Cash Flows
                                                Years Ended December 31,
                                                 1998       1997     1996
Cash Flows From Operating Activities
  Net income                                    $  6,255   $ 3,449  $    3,637
  Adjustments to reconcile net income to net cash
    provided by operating activities:



  Depreciation and amortization                        1     (110)
  Equity in undistributed net income of
    subsidiaries                                 (1,479)   (2,004)      (2,444)
  Gain on sale of Coal City National Bank        (4,099)
  Change in other assets and other liabilities   (1,358)     (490)       (295)
                                                 -------   -------     -------
          Net cash provided by (used in)
            operating activities                   (680)       845         898
                                                 -------   -------     -------
Cash Flows From Investing Activities
  Purchase of subsidiary preferred stock                   (19,000)
  Purchase of interest in grantor trust                      (309)
  Sale of interest in grantor trust                  309
  Cash received from subsidiary for preferred
    stock redemption                               2,000     2,000
  Purchase of minority interests                 (2,328)    (2,649)       (64)
  Proceeds from sale of Coal City National Bank    7,800
  Sale of interest in Peterson Bank                            901
  Issuance of note receivable from subsidiary               (7,500)
  Net decrease in securities purchased
    under agreement to resell                                            1,504
                                                 -------   -------     -------
          Net cash provided by (used in)
           investing activities                    7,781    (26,557)     1,440
                                                 -------   -------     -------
Cash Flows From Financing Activities
  Purchase and retirement of common stock          (659)     (194)       (872)
  Issuance of common stock                                     115         311
  Issuance of preferred stock                               10,200
  Purchase and retirement of preferred stock     (10,200)
  Dividends paid                                 (1,085)     (276)
  Redemption of Corporation Obligated
    Mandatorily Redeemable Preferred
    Securities of Subsidiary Trust Holding
    Solely Junior Subordinated Debentures        (10,000)
  Issuance of Corporation Obligated Mandatorily
    Redeemable Capital Securities of Subsidiary
    Trust Holding Solely Junior Subordinated
    Debentures                                    25,000
  Proceeds from long-term borrowings               3,700    23,809
  Principal paid on long-term borrowings         (14,009)   (7,750)    (2,000)
                                                 -------   -------     -------
          Net cash provided by (used in)
            financing activities                 (7,253)    25,904     (2,561)
                                                 -------   -------     -------
          Net increase (decrease) in cash          (152)       192       (223)
Cash:
  Beginning                                          331       139         362
                                                 -------   -------     -------
  Ending                                        $    179   $   331  $      139

                                                 =======   =======     =======